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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 2, 2006


                            HINES HORTICULTURE, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                       000-24439                     33-0803204
---------------                ------------------          ---------------------
(State or other                 (Commission File              (IRS Employer
jurisdiction of                      Number)                 Identification No.)
Incorporation)

                  12621 JEFFREY ROAD, IRVINE, CALIFORNIA 92620
                  --------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 559-4444


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 1- REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed by Hines Horticulture, Inc.(the "Company") in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and in its Form 8-K filed with the SEC on August 24, 2006, the Company determined on August 8, 2006 to dispose of certain assets located in Miami, Florida and on August 18, 2006 to discontinue its nursery operations in the Miami, Florida area and sell its assets located in Miami, Florida in two phases. The first phase was to involve the disposition of the operating assets and inventory located in Miami, Florida and the second phase is anticipated to involve the disposition of the Company's two remaining real properties located in the Miami, Florida area.

In connection with the first phase of the Company's disposition plan, effective October 2, 2006, Hines Nurseries, Inc., a California corporation and a wholly owned subsidiary of the Company ("Hines Nurseries"), entered into an asset purchase agreement (the "Costa Agreement") with Costa Nursery Farms, LLC, a Florida limited liability company ("Costa"), to sell Costa certain inventory, vehicles, farm equipment, and other assets located at Hines Nurseries' Miami, Florida facility (the "Costa Purchased Assets"). The selling price of the Costa Purchased Assets was approximately $2.4 million, a portion of which was used to pay off outstanding lease obligations relating to the Costa Purchased Assets.

In connection with the Costa Agreement, Hines Nurseries entered into an amendment to the lease relating to certain real property (the "Quantum Property") leased by Hines Nurseries from Quantum Ventures, LLC, a Florida limited liability company ("Quantum Ventures"), in order to sublet the Quantum Property to Costa and change the termination date of Hines Nurseries' lease with Quantum Ventures from September 14, 2007 to June 30, 2007. In addition to subletting the Quantum Property to Costa, Hines Nurseries agreed to lease Costa certain other real property owned by Hines Nurseries in the Miami, Florida area.

Effective October 2, 2006, Hines Nurseries also entered into an asset purchase agreement (the "Pure Beauty Agreement") with Pure Beauty Farms, Inc., a Florida corporation ("Pure Beauty"), to sell Pure Beauty certain inventory, vehicles, farm equipment, racks and other assets located at Hines Nurseries' Miami, Florida facility (the "Pure Beauty Purchased Assets"). The selling price of the Pure Beauty Purchased Assets was approximately $1.7 million, a portion of which was used to pay off outstanding lease obligations on the Pure Beauty Purchased Assets. In connection with the Pure Beauty Agreement, Hines Nurseries also agreed to lease Pure Beauty certain real property owned by Hines Nurseries in the Miami, Florida area.

Each of the Costa Agreement and the Pure Beauty Agreement contain various representations, warranties and other covenants and provisions, including granting Costa and Pure Beauty certain restricted and limited rights to facilitate the sale of inventory purchased by Costa and Pure Beauty through certain The Home Depot Stores within the state of Florida. With the sale of Costa Purchased Assets and the Pure Beauty Purchased Assets, the Company ceased active operations at its Miami Florida locations.

There are no material relationships, other than in respect of the Costa Agreement and the Pure Beauty Agreement, between the Company, Hines Nurseries or their respective directors, officers (or any associate of any such director or officer) or affiliates on the one side and Costa, Pure Beauty or their respective officers, directors (or any associate of any such director or officer) or affiliates on the other side.

The foregoing descriptions of the Costa Agreement and the Pure Beauty Agreement are not complete and are qualified in their entirety by reference to the full terms and conditions of the Costa Agreement and the Pure Beauty Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.


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ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

With the sale of the Costa Purchased Assets and the Pure Beauty Purchased Assets described in Item 1.01 above, the Company ceased active operations at its Miami, Florida locations. As previously disclosed by the Company, the Company determined that the sale of such assets and the discontinuation of such operations would result in the Company incurring both cash and non-cash charges, including employee severance costs, inventory markdowns, asset write-offs, and other charges. The Company currently estimates that it will recognize employee severance costs in the range of approximately $0.9 million to $1.1 million as a result of the sale of the Costa Purchased Assets and the Pure Beauty Purchased Assets. While the Company expects that it will incur additional cash and non-cash charges as a result of such transactions, as of the date of this Current Report it is unable to make a determination of an estimate or a range of such expected additional charges. As a result, the Company is unable to currently estimate the total amount of costs expected to be incurred in connection with these actions or the amount of the total charges that will result in future cash expenditures. In addition, as a result of the sale of these assets, the Company anticipates recording a loss. However, at this time, the Company is unable to estimate the total amount or a range of amounts of the potential loss on sale of these assets.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Index

------------------------- ------------------------------------------------------
Exhibit No.               Description
------------------------- ------------------------------------------------------
10.1                      Asset Purchase Agreement by and between Hines
                          Nurseries, Inc. and Costa Nursery Farms, LLC Dated as of October 2, 2006

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10.2                      Asset Purchase Agreement by and between Hines
                          Nurseries, Inc. and Pure Beauty Farms, Inc. Dated as of October 2, 2006
------------------------- ------------------------------------------------------


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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2006           HINES HORTICULTURE, INC.

                                By: /s/ Claudia M. Pieropan
                                    -------------------------------------------
                                    Claudia M. Pieropan
                                    Chief Financial Officer, Secretary and
                                    Treasurer
                                    (principal financial and accounting officer)